CADIZ INC.
		    ---------------------------

	    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
		     To Be Held May 10, 1999


To the Stockholders of
Cadiz Inc.:

   The Annual Meeting of Stockholders of Cadiz Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Miramar Hotel located at 101 Wilshire Boulevard, Conference Bungalow Room, Santa Monica, California, on Monday, May 10, 1999, at
9:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1) The election of six members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2) To consider and vote upon a proposal to increase the number of shares subject to the Company's 1996 Stock Option Plan;

(3) Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal year 1999; and

(4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

   The subject matter of each of the above proposals is described within the Proxy Statement.

   The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual
Meeting.

   In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy.

   Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

			      By Order of the Board of Directors

			      Stanley E. Speer
			      Secretary

Santa Monica, California
April 5, 1999
			   CADIZ INC.
		 Annual Meeting of Stockholders


		       TABLE OF CONTENTS



							   Page

PROXY STATEMENT INTRODUCTION.................................. 1

BENEFICIAL OWNERSHIP OF SECURITIES.............................2

PROPOSAL 1:
   Election of Directors.......................................4

PROPOSAL 2:
   Proposal to increase the number of shares
   subject to the 1996 Stock Option Plan..................... 14

PROPOSAL 3:
   Approval of Independent Auditors...........................17

OTHER MATTERS.................................................18

STOCKHOLDER PROPOSALS.........................................18

ADDITIONAL INFORMATION........................................18


			   CADIZ INC.
	       100 Wilshire Boulevard, Suite 1600
		 Santa Monica, California 90401

			 PROXY STATEMENT
			       for
		 ANNUAL MEETING OF STOCKHOLDERS
		     To Be Held May 10, 1999

To Our Stockholders:

   Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on Monday, May 10, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   The Company's Annual Report on Form 10-K for the year ended
December 31, 1998, including audited financial statements, is being mailed to you with this Proxy Statement on or about April
5, 1999.

   We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and return your proxy promptly in the postage paid return envelope provided. You may revoke your proxy at any time prior to its exercise at the meeting by notice to the Company's Secretary, and, if you attend the meeting, you may vote your shares in person. You may also revoke your proxy by returning a duly executed proxy reflecting a later date. Your proxy, if not revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein.

   Only holders of record of the Company's Common Stock at the close of business on March 22, 1999 will be entitled to vote at the meeting. At the close of business on March 22, 1999, there were 34,383,411 shares of Common Stock of the Company outstanding, with each share of Common Stock being entitled to one vote on each matter to be voted upon. There is no right to cumulate votes as to any matter.

   The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal 1). An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for approval of Proposal 2 and Proposal 3. For purposes of determining whether a matter has received a majority vote either of all outstanding shares or shares present or represented by proxy, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote on Proposals 1, 2 and 3.

   Stockholders of the Company will not have appraisal rights with respect to any of the Proposals to be voted upon at the Annual Meeting.

   The Company has been advised by its directors and officers that they intend to vote the 1,137,643 outstanding shares of Common Stock which they hold or control, representing 3.31% of the total shares outstanding as of the record date, in favor of the Proposals presented in this Proxy Statement. See "Beneficial Ownership of Securities."

   The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such persons. If requested, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.


	       BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth, as of March 22, 1999, the ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, by each director, by each executive officer listed in the Summary Compensation Table below, and by all directors and officers as a group.

			       Amount and Nature of         Percent
Name and Address               Beneficial Ownership         of Class
-------------------------      ----------------------     ------------

  Fidelity International
    Limited, et. al.               3,584,667(1)                10.43%
  Pembroke Hall
  42 Crow Lane
  Hamilton, Bermuda

  Morgan Stanley Dean Witter
   & Co.                           2,581,146(2)                 7.51%
  1585 Broadway
  New York, NY 10036

  Capital Research &
    Management Company             2,122,000(3)                 6.17%
  333 South Hope Street
  Los Angeles, CA 90071

  Lone Star Securities
    Fund, L.L.C.                  1,830,420(4)                  5.32%
  540 Madison Avenue,
  32nd Floor
  New York, NY 10022

  Dwight W. Makins                  425,000(5)                  1.22%
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Keith Brackpool                 1,295,143(6)                  3.74%
  100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Anthony L. Coelho                     -0-(7)                     *
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Murray H. Hutchison                25,000(8)                     *
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Mitt Parker                        50,000(9)                     *
  c/o 100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Timothy J. Shaheen                361,250(10)                 1.04%
  100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  Stanley E. Speer                  181,250(11)                    *
  100 Wilshire Boulevard,
  Suite 1600
  Santa Monica, CA 90401

  All Directors and Officers
    as a Group                    2,337,643(5)(6)(7)
					   (8)(9)(10)(11)       6.57%
    (7 individuals)
---------------------------------
     * Less than 1%

 (1) Based upon a Schedule 13D filed with the Securities and Exchange Commission and, in addition, information obtained from Fidelity International Limited ("FIL"), FIL beneficially owns, as an investment adviser which provides investment advisory and management services to a number of non-U.S. investment companies or investment trusts and certain institutional investors, 3,584,667 shares of Common Stock and such funds and accounts and FIL, as investment adviser to the funds and accounts, have sole voting and dispositive power as to all such shares. A partnership controlled by Mr. Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 47.22 percent of the total votes which may be cast by all holders of FIL voting stock. Mr. Johnson 3d is Chairman of FIL. The Schedule 13D indicates that FIL was a subsidiary of Fidelity Management & Research Company ("Fidelity") prior to June 30, 1980, at which time the shares of FIL held by Fidelity were distributed as a dividend to the shareholders of FMR Corp. ("FMR"), and that FIL currently operates as an entity independent of FMR and Fidelity with certain common
       shareholders.   The principal office of FIL is located at
       Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The principal offices of FMR, Fidelity and Mr. Johnson 3d are located at 82 Devonshire Street, Boston, Massachusetts 02109.

 (2) Morgan Stanley Dean Witter & Co. ("Morgan Stanley") filed a Schedule 13G with the Securities and Exchange Commission indicating that they are the indirect beneficial owner of 2,581,146 shares of Common Stock, arising from the indirect beneficial ownership of such shares by Morgan Stanley Dean Witter Investment Management Limited ("MSDWIM"), a subsidiary of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The address of MSDWIM is 25 Cabot Square, Canary Wharf, London E14 4QA, England. According to the Schedule 13G, accounts managed on a discretionary basis by MSDWIM hold 2,579,246 shares and are known to have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of such securities. The Schedule
       13G indicates that no such account holds more than 5% of the class.

 (3) Capital Research and Management Company ("Capital Research") filed a Schedule 13G with the Securities and Exchange Commission indicating that it is the beneficial owner of 2,122,000 shares of Common Stock, arising from the beneficial ownership of such shares by SMALLCAP World Fund, Inc. ("SmallCap"), an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Capital Group filed a Schedule 13G with the Securities and Exchange Commission indicating they will no longer be required to report beneficial ownership under SEC Rule 13d-
       1. The principal offices of Capital Research and SmallCap are located at 333 South Hope Street, Los Angeles, California 90071. According to the Schedule 13G, all such shares are held by SmallCap in its capacity as an investment company, and beneficially held by Capital Research in its capacity as an investment advisor. The
       Schedule 13G indicates that Capital Research does not have investment power or voting power over any of the shares and beneficial ownership is disclaimed pursuant to Rule 13d-4.

 4) Based upon a Schedule 13D filed with the Securities and Exchange Commission, Lone Star Securities Fund, L.L.C., a Delaware limited liability company ("LS Securities"), Lone Star Opportunity Fund, L.P., a Delaware limited partnership ("LS Opportunity") and LSS Management, Inc., a Delaware corporation ("LSS Management"), beneficially own an aggregate of 1,830,420 shares of Common Stock and share voting power as to all such shares. LS Securities is principally engaged in the business of investment in public and private debt, equity and derivative securities. LSS Management is the investment manager of LS Securities. LS Securities has granted to LSS Management, as investment manager, the power to manage LS Securities' investments, subject to the requirement that LS Opportunity, as the managing member of LS Securities, approve all purchases and sales of securities by LS Management for LS Securities. LS Opportunity is the sole stockholder of LLS Management. LS Opportunity is principally engaged in the business of investment in real estate, debt securities secured by real estate and other real estate-related investments. The sole general partner of LS Opportunity is Lone Star Partners, L.P. ("LS Partners"), a Delaware limited partnership which is principally engaged in the business of serving as general partner of LS Opportunity. The sole general partner of LS Partners is Lone Star Management Co., Ltd. ("LS Management"), a Delaware corporation, which principally is engaged in the business of serving as general partner of LS Partners. The principal office of LS Securities, LS Opportunity, LS Partners and LS Management is 600 North Pearl Street, Suite 1550, Dallas, Texas 75201. The address of LSS Management's principal office is 540 Madison Avenue, 32nd Floor, New York, New York 10022.

 (5) Includes 350,000 shares underlying presently exercisable options.

 (6) Includes 250,000 shares underlying presently exercisable options. Does not include 25,000 shares issuable upon the satisfaction of certain conditions established by the Board of Directors, none of which have yet been met. Does not include 500,000 shares underlying options that are not vested.

 (7) Does not include 25,000 shares underlying options that are not vested.

 (8) Includes 25,000 shares underlying presently exercisable options.

 (9) Includes 50,000 shares underlying presently exercisable options.

(10) Includes 350,000 shares underlying presently exercisable options. Does not include 125,000 shares underlying options that are not vested.

(11) Includes 175,000 shares underlying presently exercisable options. Does not include 150,000 shares underlying options that are not vested.


			   PROPOSAL 1

		     ELECTION OF DIRECTORS

     The Board of Directors has nominated the six persons listed below for election at the Annual Meeting to serve as directors for a term expiring at the 2000 Annual Meeting of Stockholders or until their respective successors are elected and qualified.
Each nominee currently serves as a director and has agreed to serve as such for another term if elected.

     Proxies will be voted for the election of the six nominees named below unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years of each director and executive officer, including
Board nominees:

Nominees for Director:

	   Name             Age         Position with the Company
	----------------    ---         -------------------------
	Dwight W. Makins     48         Chairman of the Board

	 Keith Brackpool      41        President, Chief Executive
					Officer and Director

	Anthony L. Coelho    56         Director

	Murray H. Hutchison  60         Director

	Mitt Parker          49         Director

	Timothy J. Shaheen   39         Director of the Company and
					President, Chief Executive Officer
					of Sun World International, Inc.

Executive Officer:

       Name                Age          Position with the Company
       ------------------  ---          --------------------------
       Stanley E. Speer    38           Chief Financial Officer and
					Corporate Secretary of
					the Company and Sun World
					International, Inc.

     Dwight W. Makins was elected as Chairman of the Board in December 1991. Mr. Makins currently serves as Chairman of Greenway Holdings plc, a British waste oil recycling company and as a director of several other British companies. Prior to a change in ownership, which occurred in January 1997, Mr. Makins was a director of King and Shaxson (Holdings) plc, a British bank and discount house. Prior to July 1988, he was managing director of John Govett & Co. Ltd. Mr. Makins is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

     Keith Brackpool is a founder of the Company, has served as a member of the Company's Board of Directors since September 1986, and has served as President and Chief Executive Officer of the Company since December 1991.

     Anthony L. Coelho was appointed a director of the Company in March 1999. Mr. Coelho was first elected to the U.S. House of Representatives in 1978 and served as the first-ever elected
Majority Whip from 1987 to 1989.  Representing California's
Central Valley, Mr. Coelho served in senior positions on the Agriculture, Interior and Administration Committees with his legislative focus on agriculture and water issues. After leaving Congress, Mr. Coelho served as Managing Director of Wertheim
Schroder & Company, an investment banking firm from 1989 to 1995 and from 1990 to 1995 he served as President and Chief Executive Officer of Wertheim Schroder Investment Services. In 1994,
President Clinton appointed him Chairman of the President's
Committee on Employment of People with Disabilities. Mr. Coelho currently serves as a director of AutoLend Group, Inc., Cyberonics, Inc., ICF Kaiser International, Inc., ITT Educational Services, Inc., TEI, Inc. and Service Corporation International, and as a director of several other non-publicly traded and not-for-profit companies.

     Murray H. Hutchison was appointed a director of the Company in June 1997. Since his retirement in 1996 from International Technology Corporation ("ITC"), Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1996, Mr. Hutchison served as Chief Executive Officer and Chairman of ITC, a diversified environmental management company traded on the New York Stock Exchange. Mr. Hutchison also serves as a director of Foodmaker, Inc. and Sunrise Medical, Inc., which are both traded on the New York Stock Exchange and as a director of several other non-publicly traded U.S. companies. Mr. Hutchison serves as Chairman of the Compensation Committee and is a member of the Audit Committee of the Board of Directors.

     Mitt Parker was appointed a director of the Company in February 1998. Mr. Parker, who has been involved in the produce industry for over 27 years, is currently President and Chief Executive Officer of FreshPoint, Inc. FreshPoint owns 28 individual produce companies operating in major markets throughout the U.S. and in the Canadian Provinces of British Columbia and Alberta. From 1994 until its acquisition by FreshPoint, Mr. Parker served as South Atlantic Regional Vice President of Albert Fisher Group, PLC. Prior to 1994, Mr. Parker served as President and Chief Executive Officer of Mitt Parker Company, Inc., a wholesale produce distribution company which was acquired by Albert Fisher Group, PLC. Mr. Parker is a member of the Compensation Committee of the Board of Directors.

     Timothy J. Shaheen was appointed a director of the Company in March 1999. Mr. Shaheen has served as the Chief Executive Officer and director of the Company's Sun World International, Inc. ("Sun World") subsidiary since September 1996. Mr. Shaheen also serves as a director of The United Fresh Fruit and Vegetable Association, a national trade organization, which represents interests of fruit and vegetable producers and distributors. He is also active on several industry advisory committees. Mr. Shaheen has ten years of experience in the produce industry, most recently serving as a senior executive with Albert Fisher North America. While with Albert Fisher, Mr. Shaheen also served as director of its Canadian produce operations and as a director of Fresh Western Marketing, one of the largest growers/shippers of fresh vegetables in the Salinas Valley of California. Mr. Shaheen has also served as a past director of the Los Angeles Association of Produce Wholesalers and Dealers. Prior to his employment with Albert Fisher, Mr. Shaheen was a senior manager with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a Certified Public Accountant.

     Stanley E. Speer joined the Company in September 1996, following completion of the acquisition by the Company of Sun
World, as Senior Vice President, Chief Financial Officer and Secretary of Sun World. In July 1997, Mr. Speer was appointed
Chief Financial Officer of the Company and relinquished his position as Secretary of Sun World. In April 1998, Mr. Speer became Secretary of both the Company and Sun World. Prior to joining Sun World, Mr. Speer had fifteen years of experience in public accounting with the accounting firm of Coopers & Lybrand LLP. From 1992 until September 1996, Mr. Speer served as a partner in their financial advisory services group specializing in business reorganizations and mergers and acquisitions consulting. Mr. Speer is a Certified Public Accountant and a Certified Insolvency and Reorganization Accountant.

     Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of the Company. Officers serve at the discretion of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("reporting persons"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to the Company by reporting persons during, and with respect to, its fiscal year ended December 31, 1998, and on a review of written representations from reporting persons to the Company that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners during such period were satisfied in a timely manner except for Russ Hammond (a former director of the Company), who was late in filing eight reports regarding thirteen transactions covering 150,000 shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1998, the Board of Directors held four formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent. Each current director attended all the meetings of the Board and all the meetings of the Board committees of which each was a member during his term.

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee. Messrs. Makins, as Chairman, and Hutchison serve on the Audit Committee, the purpose of which is to oversee preparation of the Company's financial statements. Prior to his resignation in December 1998, Mr. Hammond served as Chairman of the Audit Committee. The Audit Committee met twice during the year ended December 31, 1998. Messrs. Hutchison, as Chairman, and Makins and Parker serve on the Compensation Committee, the purpose of which is to establish salary and bonus compensation levels for the Company's executive officers. The Compensation Committee met four times during the year ended December 31, 1998.

EMPLOYMENT ARRANGEMENTS

     Mr. Brackpool is compensated pursuant to an Employment Agreement effective as of February 1, 1998. Under the terms of this Agreement, which has an initial term of three years, Mr. Brackpool receives base compensation of $500,000 per annum. Mr. Brackpool may also receive an annual incentive based bonus, not to exceed 120% of his base compensation, subject to the satisfaction of certain performance criteria which are either tied to the performance of the Company or are subject to the discretion of the Board of Directors. Under the Employment Agreement, Mr. Brackpool also serves as the Chairman of Sun World. A portion of Mr. Brackpool's compensation may be paid by Sun World or other subsidiaries of the Company as determined periodically by the Company. Mr. Brackpool also receives the use of an automobile leased by the Company and life and disability insurance benefits funded by the Company. The Agreement provides that, in the event of a change in control of the Company, any theretofore unsatisfied conditions to the vesting of any stock options held by Mr. Brackpool or to the issuance of shares of the Company's stock pursuant to stock bonus plans to which Mr. Brackpool is a party, shall be deemed immediately satisfied. In the event of a material change or reduction in Mr. Brackpool's responsibilities, he will be entitled to terminate the Agreement and continue to receive base compensation for the remainder of the term of the Agreement. Mr. Brackpool will also be entitled to continue to receive base salary and a deemed bonus equal to 60% of base salary in the event of any other termination of the Agreement by the Company other than for cause. In January 1999, the Board of Directors approved a grant to Mr. Brackpool of an aggregate of 500,000 incentive stock options, vesting six months from issue, for the purchase of Common Stock of the Company at an exercise price of $7.3125 per share.

     Mr. Shaheen has been engaged by the Company to act as the Chief Executive Officer of Sun World. In this capacity, Mr. Shaheen receives compensation from Sun World at an annual rate of $270,000. In consideration of Mr. Shaheen's agreement to provide services under his employment agreement, the Board of Directors approved the grant to Mr. Shaheen of an aggregate of 400,000 incentive stock options for the purchase of Common Stock of the Company at an exercise price of $4.50 per share. Of such options, 350,000 have vested; the remainder are to vest in September 1999. Further, pursuant to the Company's 1996 Stock Option Plan (under which such options were issued), all options under the Plan become fully vested upon a change in control of the Company. Mr. Shaheen is entitled to receive an annual incentive based bonus, not to exceed 100% of his base compensation, subject to the satisfaction of certain performance criteria which are tied to the performance of Sun World. Mr. Shaheen may receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors. Mr. Shaheen also receives the use of an automobile leased by Sun World.

     Mr. Speer has been engaged by the Company to act as the Chief Financial Officer of both the Company and Sun World. In this capacity, Mr. Speer receives compensation at an annual rate of $240,000. A portion of Mr. Speer's compensation may be paid by Sun World or other subsidiaries of the Company as determined periodically by the Company. In consideration of Mr. Speer's agreement to provide services to Sun World under his employment agreement, the Board of Directors approved the grant to Mr. Speer of an aggregate of 200,000 incentive stock options for the purchase of Common Stock of the Company at an exercise price of $4.50 per share. Of the 200,000 incentive stock options granted, 175,000 have vested, and the remainder will vest in September 1999. Further, pursuant to the Company's 1996 Stock Option Plan (under which such options were issued), all options under the Plan become fully vested upon a change in control of the Company. Mr. Speer is entitled to receive an annual incentive based bonus, not to exceed 50% of his base compensation, subject to the satisfaction of certain performance criteria which are tied to the performance of Sun World. Mr. Speer may receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors. Mr. Speer also receives the use of an automobile leased by Sun World.

COMPENSATION OF DIRECTORS

     Mr. Makins receives cash compensation for his services as Chairman pursuant to a Compensation Agreement effective April 2, 1993, which provides for base compensation of $75,000 per year, payable quarterly in advance, plus payment for certain additional services which may be performed on behalf of the Company, consisting primarily of financial advisory and general business consulting services. During the year ended December 31, 1998, Mr. Makins received total cash compensation of $78,000 pursuant to this Compensation Agreement. In addition, Mr. Makins receives cash compensation for his services as a director of the Company's Sun World subsidiary in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Brackpool and Mr. Shaheen do not receive any additional compensation for serving as directors of the Company or of Sun
World.

     Mr. Coelho will receive cash compensation for his services as director of the Company in the amount of $25,000 per year, payable quarterly in advance. He was appointed as a director of the Company in March 1999. Upon appointment, Mr. Coelho also received options to purchase 25,000 shares of the Company's Common Stock, which shall vest in September 1999.

     Mr. Hutchison receives cash compensation for his services as a director of the Company in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Parker receives cash compensation for his services as a director of the Company and the Company's Sun World subsidiary in the amount of $25,000 per year, payable quarterly in advance. During the year ended December 31, 1998, Mr. Parker, who was appointed as a director of the Company in February 1998, received $25,000, plus $1,000 for the first quarter meeting attended.

EXECUTIVE COMPENSATION

     The tables and discussion below set forth information about the compensation awarded to, earned by, or paid to the Company's executive officers during the year ended December 31, 1998, the year ended December 31, 1997 and the nine months ended December 31, 1996.

		   SUMMARY COMPENSATION TABLE

						 Other
					       Long-Term
					      Compensation
Name and                      Annual             Awards
Principal                 Compensation(2)    ---------------         All
		Fiscal    ---------------    Stock      Stock       Other
Position        Year(1)   Salary   Bonus    Awards     Options  Compensation
--------------- -------- -------- -------- --------  ---------  ------------
Keith Brackpool 12/31/98 $500,000 $300,000 $    -0-        -0-    $50,000(3)
 President and  12/31/97  500,000  217,500      -0-        -0-     82,500(4)
 Chief
 Executive
 Officer        12/31/96  306,250  625,000  656,250(5) 250,000(6)

Timothy J.
 Shaheen (7)    12/31/98  270,000   35,000      -0-     75,000(8)   50,000(3)
Chief Executive
 Officer        12/31/97  250,000   62,500      -0-     -0-
 of Sun World   12/31/96  181,891  125,000      -0-    400,000(9)

Stanley E.
 Speer(10)      12/31/98  240,000   35,000      -0-    125,000(11)  50,000(3)
 Chief
 Financial
 Officer        12/31/97  225,000   56,250      -0-        -0-
		12/31/96   79,607   56,250      -0-    200,000(12)
-------------------------

 (1) In December 1996, the Company changed its fiscal year end from March 31 to December 31. Consequently, information is presented in this table for the year ended December 31, 1998, December 31, 1997, and the nine months ended December 31, 1996. The executive officers for whom compensation has been disclosed for the year ended December 31, 1998, constituted all of the Company's executive officers as of December 31, 1998.

 (2) No column for "Other Annual Compensation" has been included to show compensation not properly categorized as salary or bonus, which consisted entirely during each fiscal year of perquisites and other personal benefits, the aggregate amount of which did not exceed the lesser of either $50,000 or ten percent of the total of annual salary and bonus reported for each of the above named executive officers for each fiscal year. See "Employment Arrangements."

 (3) In February 1999, the Company awarded 6,250 shares of stock each to Messrs. Brackpool, Shaheen and Speer, totaling 18,750 shares, as part of a performance based bonus with respect to the year ended December 31, 1998. The value of the shares is calculated based on the fair market value of $8.00 on the date the shares were awarded.

 (4) The Company awarded Mr. Brackpool a total of 10,000 shares of stock, which value is calculated based on the fair market value of $8.25 on the date stock was awarded, as part of a performance based bonus with respect to the year ended December 31, 1997. However, such shares were not issued until March 1998.

 (5) On March 24, 1997, the Company awarded Mr. Brackpool a total of 125,000 shares of restricted stock in consideration of extraordinary services performed during 1996 in connection with the Company's acquisition of Sun World, subject to the satisfaction of certain conditions, namely, that (i) 50,000 of the shares would vest upon completion of a refinancing of Sun World's secured debt (which refinancing was completed on April 16, 1997), and (ii) 25,000 of the shares would vest each year on September 12, 1997, 1998 and 1999, if Mr. Brackpool is then employed by the Company as its President and Chief Executive Officer. If Mr. Brackpool's employment is terminated without cause prior to the vesting of any of these shares, all of such shares will immediately vest. 100,000 shares of the 125,000 shares were outstanding at December 31, 1998. Dividends will be paid on such shares (when issued and outstanding) only to the same extent, if any, that dividends are paid on all other outstanding shares of Common Stock.

 (6) The 250,000 options granted to Mr. Brackpool during the fiscal year ended December 31, 1996 were conditional options, all of which have since vested.

 (7)  Mr. Shaheen joined the Company in January 1996 and on
      September 14, 1996 was appointed Chief Executive Officer of
      Sun World.

 (8) In February 1999, Mr. Shaheen was granted 75,000 options, vesting in August 1999, as part of a performance based bonus with respect to the year ended December 31, 1998.

 (9) The 400,000 options granted to Mr. Shaheen during the fiscal year ended December 31, 1996 were conditional options, of which 350,000 such options have since vested.

(10)  Mr. Speer joined the Company in August 1996 and on
      September 14, 1996 was appointed Chief Financial Officer and Secretary of Sun World. In July 1997, Mr. Speer was appointed Chief Financial Officer of the Company and relinquished his position as Secretary of Sun World. In
      April 1998, Mr. Speer resumed his duties as the Secretary of the Company and Sun World.

(11) 50,000 options were granted to Mr. Speer during the fiscal year ended December 31, 1998 and shall vest in February 2001. In addition, in February 1999, Mr. Speer was granted 75,000 options, vesting in August 1999, as part of a performance based bonus with respect to the year ended
      December 31, 1998.

(12) The 200,000 options granted to Mr. Speer during the fiscal year ended December 31, 1996 were conditional options, of which 175,000 such options have since vested.

		OPTION GRANTS IN LAST FISCAL YEAR
							     Potential
							     Realizable
			     Percent                           Value
			       of                               at
			      Total                            Assumed
			     Options                           Annual
			     Granted                          Rates of
				to                           Stock Price
			     Employees Exercise              Appreciation
				in      Price                    for
		 Options      Fiscal   Per Share  Expiration  Option Term(4)
Name             Granted(1)    Year    ($/Sh)(2)   Date(3)     5%     10%
----------------  ------------ -----  ----------- --------- -------- --------

Stanley E. Speer  50,000(5)     9.5%    $8.25     02-13-03  $113,966 $251,835
-----------------

(1) All options granted to the named officer were incentive options.

(2) All options were granted at market value (average of closing bid and asked prices for the Company's Common Stock as reported on the Nasdaq Stock Market(R)) at date of grant.

(3)  All options have a fixed term of five years.

(4) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(5)  The options will vest on February 13, 2001.

		  FISCAL YEAR END OPTION VALUES
						Value of
			      Number of       Unexercised
			     Unexercised      In-the-Money
			      Options at       Options at
			     Fiscal Year         Fiscal
				End (#)       Year End ($)
			     Exercisable/     Exercisable/
Name                         Unexercisable    Unexercisable(1)
-----------------------     --------------  -------------------
Keith Brackpool(2)           1,000,000/-0-   $3,124,999/$-0-

Timothy J. Shaheen          350,000/50,000  $1,093,749/$156,249

Stanley E. Speer            175,000/75,000  $  546,874/$78,124

       (1)  Based upon the Nasdaq Stock Market(R)
closing sales price per share at December 31, 1998.
No options were exercised by the named executive officers during the last fiscal year.

	(2) In January 1999, Mr. Brackpool exercised 750,000 of these options, which are included in his shareholdings of the Company as of March 22, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the Company's year ended December 31, 1998, all decisions concerning executive officer compensation were made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee were Messrs. Hutchison (Chairman), Makins and Parker all of whom are non-employee directors. Mr. Makins serves as Chairman of the Board. See "Directors and Executive Officers."

 BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has formed a Compensation Committee (the "Committee") which is responsible for reviewing and establishing the compensation payable to the Company's executive officers, including the President and Chief Executive Officer. For executive officers other than the President and Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of the President and Chief Executive Officer.

     The Committee has furnished the following report on executive compensation:(1)

	       Prior to the Sun World acquisition, the
	  Company's business plan was designed to
	  promote the maximization of the long-term value of the Company's properties which was primarily focused on the development of its existing properties in addition to expansion of its property portfolio. Therefore, for compensation purposes, the Committee did not believe that overall Company performance was able to be measured as a function of profits or losses, as the Company held its assets for long-term maximization of values and was not receiving significant revenues from operations. Rather, the Company's overall performance during any period was more appropriately measured through a subjective evaluation of the progress made by the Company during such period toward the achievement of its long range business goals, taking into account the general economic climate. As such, the Committee established that compensation to the Company's executive officers was designed to encourage and reward management's efforts which promoted the fulfillment of the Company's business plan and positioned the Company for long-term growth. While the Company will continue to seek to pursue opportunities synergistic with its water and agricultural resources, the Company with its acquisition of Sun World on September 13, 1996, has implemented a business strategy which is currently more aligned with meeting specific operating performance objectives. Therefore, the
	  Committee has formulated compensation
	  programs for its executive officers that not only seek to maximize the long-term value of the Company's properties, but also to enhance corporate performance and thus shareholder value, by aligning the financial interest of its executive officers with those of its shareholders. Such a compensation program will help to achieve the Company's business and financial objectives and will also provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace. To this end, the Company has developed a compensation program with three primary components: base salary, performance based cash awards and long-term incentives.<F1>

[FN] (1)   This report shall not be deemed incorporated
by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities
Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

	       BASE SALARY.  An effort is made to
	  establish base salary levels for all
	  executive officers so as to be competitive with the salaries of executives of other companies with similarly sized asset portfolios and to ensure the continued services of key individuals. See "Employment
	  Arrangements" for terms of all agreements regarding executive compensation. No specific or set formula has been used to tie base salary levels to precise measurable factors. Adjustments to an executive officer's base salary, once established, can be made at the discretion of the Compensation
	  Committee, based upon such factors as
	  position and responsibility, salary history and cost of living increases.

	       Where applicable, the Committee may also consider the past performance of the officer, both in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

	       PERFORMANCE BASED CASH AWARDS.  The
	  Committee believes that incentives should be offered to executives which are related to improvements in Company performance that yield increased value for stockholders.
	  Although the Committee relies primarily upon the grant of incentive stock options to reward executive performance (see "Long-Term
	  Incentives," below), under certain
	  circumstances, the Committee will utilize performance based cash awards from time to time to provide additional incentives.

	       As President and Chief Executive Officer of the Company, Mr. Brackpool is charged with the overall responsibility for the performance of the Company, as well as Sun
	  World. In 1997, the Committee retained the services of Towers Perrin, a prominent independent compensation consulting firm, to assist in designing an overall compensation program for Mr. Brackpool. This compensation program, which is reflected in a written employment agreement effective as of February
	  1, 1998 (see "Employment Arrangements,"
	  above), includes, in addition to base salary, an incentive bonus compensation component.
	  The incentive compensation component, which may not exceed 120% of Mr. Brackpool's base salary in any year, is determined on the basis of three sets of criteria, including, first, the meeting of yearly operating objectives (such as earnings before interest, taxes, depreciation and amortization
	  (EBITDA)); second, the meeting of yearly goals regarding the fulfillment of the Company's water resource business plan; and third, the subjective evaluation by the Committee of Mr. Brackpool's performance during the year. Up to 50% of any year's incentive compensation is payable, at the discretion of the Board, in the form of Common Stock. With respect to the year ended
	  December 31, 1998, the application of these criteria resulted in a grant to Mr.
	  Brackpool, in February 1999, of a performance based bonus equal to 70% of Mr. Brackpool's base salary or $350,000. $300,000 of this bonus is payable in cash and the remainder in the form of 6,250 shares of the Company's common stock.

	       The Committee has designed a
	  compensation program for Messrs. Shaheen and Speer and other Sun World senior management which provides for incentives based upon meeting specific operating objectives such as EBITDA. In addition, executives may receive cash awards purely at the discretion of the Committee (see "Employment Arrangements" above.) With respect to the year ended
	  December 31, 1998, Messrs. Shaheen and Speer each received a discretionary cash bonus of $35,000 and 6,250 shares of the Company's common stock.

	       LONG-TERM INCENTIVES.  The primary form
	  of incentive compensation offered by the Company to executives consists of long-term incentives in the form of stock options.
	  This form of compensation is intended to help retain executives and motivate them to improve the Company's long-term performance and hence long-term stock market performance.
	  Stock options are granted at the prevailing market value and will only have added value if the Company's stock price increases.

	       The Committee views the grant of stock
	  options as both a reward for past performance and an incentive for future performance.
	  Stock options granted by the Company may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals. Where performance is not readily measurable, the vesting of performance based options may be dependent upon the satisfaction of subjective performance criteria. With respect to the year ended December 31, 1998, Messrs. Shaheen and Speer each received a stock grant in February 1999, vesting in six months, to purchase 75,000 shares of the Company's
	  Common Stock at $8.00 per share.  In
	  addition, in consideration of the additional duties being performed by Mr. Speer as Chief
	  Financial Officer, Mr. Speer received a stock option grant of 50,000 shares in February
	  1998 to purchase the Company's Common Stock at $8.25 per share, which vests three years from the date of grant.

	       Options granted by the Company during
	  the last three fiscal years, whether vesting immediately or contingently, are exercisable for a period of five to seven years from grant. The Committee anticipates that options may again be granted in the future in order to provide executives with additional long-term incentives. Such options may be granted pursuant to the Company's 1996 Stock
	  Option Plan.

	  DEDUCTIBILITY OF CERTAIN EXECUTIVE
	  COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

	       The Committee has considered the impact
	  of provisions of the Internal Revenue Code of 1986, specifically Code Section 162(m).
	  Section 162(m) limits to $1 million the
	  Company's deduction for compensation paid to each executive officer of the Company which does not qualify as "performance based."

	       While the Company expects that this
	  provision will not limit its tax deductions for executive compensation in the near term, the Company's 1996 Stock Option Plan (the
	  "Plan") enables the Company to comply, to the extent deemed advisable, with the requirements of Section 162(m) for performance based compensation to insure that the Company will be able to avail itself of all deductions otherwise available with respect to awards made under the Plan.

	  CONCLUSION

	       Through the programs described above, a
	  very significant portion of the Company's executive compensation is linked directly to corporate performance. The Committee intends to continue the policy of linking executive compensation to corporate performance in order to continue to align the interest of executives with those of Company stockholders.

			       THE COMPENSATION COMMITTEE

			       Murray H. Hutchison, Chairman
			       Dwight W. Makins
			       Mitt Parker


STOCK PRICE PERFORMANCE

     The stock price performance graph below compares the cumulative total return of the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Russell 2000(R) index for the past five fiscal years. The graph indicates a measurement point of March 31, 1994, and assumes a $100 investment on such date in the Company's Common Stock, the Nasdaq U.S. and the Russell 2000(R) indices. With respect to the payment of dividends, the Company has not paid any dividends on its Common Stock, but the Nasdaq U. S. and the Russell 2000(R) indices assume that all dividends were reinvested. The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

		     STOCK PRICE PERFORMANCE
		[Performance Graph Appears Here]

Company and
Indices          3/31/94   3/31/95  3/29/96   12/31/96 12/31/97  12/31/98
----------------  -------  -------  -------   -------- -------   --------
CLCI Stock Price  100.000   98.778   138.889   115.289  190.289   169.444
Nasdaq U.S.       100.000  111.254   151.047   177.474  217.030   306.072
Russell 2000(R)   100.000  103.868   131.749   144.435  174.070   168.071

     In prior years, the Company compared itself to the Nasdaq Non-Financial index. The Company believes comparison to the Russell 2000(R) index (in which the Company is a member) currently provides an appropriate additional comparison to companies with similar market capitalizations. Total return for a $100 investment made on March 31, 1994 as of December 31, 1998, was $294 under the Nasdaq Non-Financial index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There were no transactions required to be reported pursuant to this section.


			   PROPOSAL 2

	    APPROVAL OF AN INCREASE IN THE NUMBER OF

	  SHARES SUBJECT TO THE 1996 STOCK OPTION PLAN

     On November 8, 1996, the shareholders of the Company approved the Company's 1996 Stock Option Plan (the "Plan") which permits the Company to grant options to acquire up to 3,000,000 shares of Common Stock. The Board has authorized an increase in the aggregate number of shares available for grants of options under the Plan from 3,000,000 to 4,000,000, subject to shareholder approval.

     The Board believes that additional shares of Common Stock are needed for issuance under the Plan so that sufficient awards can continue to be made to attract, retain and motivate employees and other eligible persons of the Company and its subsidiaries. As of March 22, 1999, not taking into account this proposal to increase the number of shares available for grants, there were 169,000 remaining shares available for future option grants under the Plan. The closing price of the Company's Common Stock on the Nasdaq Stock Market(R) as of that date was $7.84 per share.

     The following table sets forth information with respect to the options granted pursuant to the Plan through March 22, 1999:

		     1996 STOCK OPTION PLAN
		      OPTION GRANT SUMMARY                        Weighted
								  Average
							Options   Exercise
Name                                                    Granted     Price
---------------                                        ---------  ---------
Dwight W. Makins      Chairman of the Board              100,000   $ 4.5000
Keith Brackpool       President, Chief Executive
		      Officer and Director               750,000   $ 6.3750
Anthony L. Coelho     Director                            25,000   $ 8.0000
Murray H. Hutchison   Director                            25,000   $ 5.0000
Mitt Parker           Director                            50,000   $ 4.7500
Timothy J. Shaheen    Director of the Company and Chief
			Executive Officer of Sun World   475,000   $ 5.0526
Stanley E. Speer      Chief Financial Officer
			and Secretary                    325,000   $ 5.8846
All Current
 Executive
 Officers as a
 Group                                                 1,550,000   $ 5.7700
All Current
 Directors who
 are not Executive
 Officers
 as a Group                                              200,000   $ 5.5625
Each Nominee for
 Director                                              1,425,000   $ 5.6130
All Employees as
 a Group
 (not including
 Executive Officers
 and Directors)                                        1,081,000   $ 5.0812

     As the Company's executive officers and directors are eligible to participate in the Plan, they may have an interest in the proposed amendment to increase the number of shares authorized for issuance thereunder.

     Below is a summary of the principal provisions of the Plan, assuming approval of the above amendment. The summary is not necessarily complete, and reference is made to the full text of the Plan, as amended, attached as an Appendix to this Proxy Statement. Aside from the proposed amendment, the Plan, as amended, will contain no differences from the Plan as currently in existence.

DESCRIPTION OF THE PLAN

     The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, as amended, which is attached hereto as Appendix A. Capitalized terms used, but not defined herein, shall have the same meaning as set forth in the Plan.

     GENERAL. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its subsidiaries and affiliates, by offering them an opportunity to participate in the Company's future performance through awards of options. Under the Plan, stock options ("Plan Options") may be granted to certain directors, officers, employees, consultants, independent contractors and advisors of the Company or its subsidiaries or affiliates. By encouraging stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. The Company also believes that stock incentive programs, such as the Plan, are commonly employed by companies as an important element of a total compensation program. It is intended that the Plan will comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 16b-3 promulgated thereunder. The Company believes that compliance with these rules is beneficial to recipients of options under the Plan because of the favorable treatment of such options under the "short-swing" profit rules of Section 16 of the 1934 Act.

     Subject to adjustment in certain circumstances as discussed below, the Plan will authorize up to 4,000,000 shares of Common Stock for issuance pursuant to Plan Options granted under the terms of the Plan. If and to the extent Plan Options expire or are terminated for any reason without being exercised, the shares of Common Stock subject to such Plan Options again will be available for purposes of the Plan.

     ADMINISTRATION OF THE PLAN. The Plan will be administered by a committee of the Board (the "Committee") or the Board acting as the Committee. The Committee will have the sole discretion, subject to certain limitations, to interpret the Plan; to select Plan participants; to determine the type, size, terms and conditions of awards under the Plan; to authorize the grant of such awards; and to adopt, amend and rescind rules relating to the Plan. While the Committee will have full power to implement and carry out the Plan, grants of Plan Options to directors must be carried out in accordance with the terms of the Plan, as discussed below. All determinations of the Committee will be conclusive. All expenses of administering the Plan will be borne by the Company.

     GRANTS. Grants under the Plan may consist of: (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) so-called "non-qualified stock options" that are not intended to so qualify ("NQSOs"), or (iii) a combination thereof.

     UNITED STATES FEDERAL INCOME TAX INFORMATION. The following is a brief summary of the U.S. federal income tax consequences of transactions under the Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all participants to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the Plan.

     Options granted under the Plan may be either ISO, which are intended to qualify for the special tax treatment provided by
Section 422 of the Code, or NQSO, which will not qualify. If an option granted under the Plan is an ISO, the participant will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise, except to the extent that such exercise causes the participant to incur alternative minimum tax (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the participant, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the participant will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock on the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20% whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as an ISO are referred to as a NQSO. A participant will not recognize any taxable income at the time he or she is granted a NQSO. However, upon its exercise, the participant will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by a participant who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the participant or out of the participant's current earnings. Upon the sale of such shares by the participant, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

     ALTERNATIVE MINIMUM TAX. The exercise of an ISO may subject the participant to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

     In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the participant pursuant to exercise of a NQSO. As a result, the participant recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, participants should consult their own tax advisors prior to exercising an ISO.

     If a participant pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon the Company and does not address the federal income tax consequences to taxpayers with special tax status. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences.

     ELIGIBILITY. Employees, officers, consultants, and certain directors and advisors of the Company and its subsidiaries and affiliates whom the Board deems to have contributed significantly to the Company or who have the potential to contribute to the future success of the Company will be eligible to receive any of the different types of awards under the Plan. Directors who are not employees of the Company will be entitled to receive only NQSOs under the Plan.

     OPTIONS TO NON-DIRECTOR PARTICIPANTS. The Plan permits the Committee to grant Plan Options either as ISOs or as NQSOs, and allows the Committee to establish, as to any participant, the number of Plan Options, exercise price, exercise term (subject to a maximum of ten years), and other terms and conditions. Subject to the foregoing, the option exercise price for each share covered by a Plan Option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such Plan Option; and in the case of an ISO granted to a ten percent stockholder, the exercise price will be no less than 110% of the fair market value of the Common Stock on the date of grant. The recipient may pay the exercise price by (i) cash,
(ii) cancellation of indebtedness of the Company to the participant, (iii) by surrender of shares of the Company's Common Stock that have been owned by the participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or were obtained by the participant in the public market and are clear of all liens, claims, encumbrances and security interests; (iv) by waiver of compensation due to the participant for services rendered; (v) provided a public market exists for the Company's stock, through a same day sale of the shares acquired upon exercise of a Plan Option, subject to applicable securities laws; and (vi) by any combination of the foregoing.

     AMENDMENT AND TERMINATION OF THE 1996 PLAN. The Board may amend or terminate the Plan at any time; provided, however, that the Board may not, without the approval of stockholders, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or pursuant to the 1934 Act or Rule 16b-3 thereunder, and the terms and conditions of any awards to directors shall not be amended more than once every six months, other than to comply with changes in the Code or ERISA.
According to its terms, the Plan will terminate 10 years from the effective date.

     ADJUSTMENT PROVISIONS. In the event of a stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or similar transaction, an appropriate adjustment shall be made to the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding Plan Option; provided, however, that in the event of a merger, consolidation, liquidation or sale of the Company in a transaction in which the Company is not to be the surviving entity, the Board has the right to accelerate vesting of all options so that they become exercisable within the 30-day period preceding the merger, consolidation, liquidation or sale.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSAL 2, WHICH WILL INCREASE THE NUMBER OF SHARES SUBJECT TO
THE 1996 STOCK OPTION PLAN FROM 3,000,000 TO 4,000,000.


			   PROPOSAL 3

		 APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors is recommending the ratification of its selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the 1999 fiscal year. Although ratification of the choice of auditors is not required, the Board believes such ratification to be in the best interests of the Company. In the event such approval of stockholders is not received, the Board will select another firm to audit the Company's financial statements. PricewaterhouseCoopers LLP has advised the Company that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors. A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the Annual Meeting, and will be given the opportunity to make a statement if desired.



   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
			   PROPOSAL 3.


			  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

		      STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present resolutions to be included in the proxy statement for the Company's next Annual Meeting (for the fiscal year ending December 31, 1999) must file such resolutions with the Company not later than November 30, 1999.


		      ADDITIONAL INFORMATION

     This Proxy Statement is accompanied by the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"). Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to the Company, Attention: Mr. Stanley E. Speer, 100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401.



			      By Order of the Board of Directors




Santa Monica, California
April 5, 1999


						       APPENDIX A


			   CADIZ INC.


		     1996 STOCK OPTION PLAN



			TABLE OF CONTENTS


1.   PURPOSE..................................................A-1

2.   SHARES SUBJECT TO THE PLAN...............................A-1

     2.1  Number of Shares Available......................... A-1
     2.2  Adjustment of Shares............................... A-1

3.   ELIGIBILITY............................................. A-1

     3.1  Eligibility of Employees, Consultants and
	  Independent Contractors............................ A-1

4.   ADMINISTRATION.......................................... A-1

     4.1  Committee Authority................................ A-1
     4.2  Committee Discretion............................... A-2
     4.3  Composition of Committee........................... A-2

5.   GRANT AND EXERCISE OF OPTIONS........................... A-2

     5.1  Grant of Options................................... A-2

	  5.1.1 Form of Option Grant......................... A-2
	  5.1.2 Date of Grant................................ A-2
	  5.1.3 Exercise Period...............................A-3
	  5.1.4 Exercise Price............................... A-3
	  5.1.5 Method of Exercise........................... A-3
	  5.1.6 Termination.................................. A-3
	  5.1.7 Limitations on Exercise...................... A-3
	  5.1.8 Limitations on ISOs.......................... A-3
	  5.1.9 Modification, Extension or Renewal........... A-4
	  5.1.10  No Disqualification.........................A-4

     5.2  Accelerated Vesting................................ A-4

6.   PAYMENT FOR SHARE PURCHASES............................. A-4

     6.1  Payment............................................ A-4

7.   WITHHOLDING TAXES....................................... A-5

     7.1  Withholding Generally.............................. A-5

8.   PRIVILEGES OF STOCK OWNERSHIP........................... A-5

     8.1  Voting and Dividends............................... A-5
     8.2  Financial Statements............................... A-5

9.   TRANSFERABILITY......................................... A-5

10.  CERTIFICATES............................................ A-5

11.  EXCHANGE AND BUYOUT OF OPTIONS.......................... A-5

12.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.......... A-6

13.  NO OBLIGATION TO EMPLOY................................. A-6

14.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.............. A-6

15.  ADOPTION AND STOCKHOLDER APPROVAL....................... A-7

16.  TERM OF PLAN............................................ A-7

17.  AMENDMENT OR TERMINATION OF PLAN........................ A-7

18.  NONEXCLUSIVITY OF THE PLAN.............................. A-7

19.  GOVERNING LAW........................................... A-8

20.  DEFINITIONS............................................. A-8

			   CADIZ INC.

		     1996 STOCK OPTION PLAN

1.   PURPOSE
     ---------
     The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options.

     Capitalized terms not defined in the text are defined in
Section 20.

2.   SHARES SUBJECT TO THE PLAN
     ---------------------------
     2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 4,000,000 Shares, provided however, that the maximum number of Shares that may be issued under the Plan to each Participant shall be limited to 1,000,000 Shares. Subject to Sections 2.2 and 14, Shares reserved for issuance pursuant to Options granted under this Plan shall again be available for grant and issuance, in connection with future Options under the Plan, that: (a) are subject to issuance upon exercise of an Option, but cease to be subject to such Option for any reason other than exercise of such Option, or (b) are subject to an Option that otherwise terminates without such Shares being issued and for which the participant did not receive any benefits of ownership.

     2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under the Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued, but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.   ELIGIBILITY
       -----------
     3.1 ELIGIBILITY OF EMPLOYEES, CONSULTANTS AND INDEPENDENT CONTRACTORS. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. NQSOs may be granted to employees, officers, consultants, independent contractors and advisers of the Company or any Subsidiary or Affiliate of the Company; provided, however, that such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted both ISOs and NQSOs under the Plan.

4.   ADMINISTRATION.
      ---------------
     4.1       COMMITTEE AUTHORITY.  The Plan shall be
administered by the Committee or the Board acting as the Committee. Subject to the purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

	  (a)  construe and interpret the Plan, any Option
     Agreement and any other agreement or document executed pursuant to the Plan;

	  (b) prescribe, amend and rescind rules and regulations relating to the Plan;

	  (c) select persons to receive Options;

	  (d)  determine the form and terms of Options;

	  (e)  determine the number of Shares or other
     consideration subject to Options

	  (f) determine whether Options will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Company or any Subsidiary or Affiliate of the Company;

	  (g)  grant waivers of Plan or Option conditions;

	  (h) determine the vesting, exercisability and payment of Options and to accelerate the vesting and/or exercisability of Options, as provided herein;

	  (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option or any Option Agreement;

	  (j)  determine whether an Option has been earned; and

	  (k) make all other determinations necessary or advisable for the administration of the Plan.

     4.2 COMMITTEE DISCRETION. Any determination permitted to be made by the Committee under the Plan with respect to any Option shall be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Option under the Plan.

     4.3 COMPOSITION OF COMMITTEE. The Committee shall be comprised of either (i) at least two members of the Board, all of whom are both Outside Directors and Nonemployee Directors; or
(ii) the Board acting as the Committee. It is the intent of the Company that the Plan and Options hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 (or its successor) of the Exchange Act. If any provision of the Plan or of any Option would otherwise conflict with the intent expressed in this Section 4.3, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict.

5.   GRANT AND EXERCISE OF OPTIONS
     -----------------------------
     5.1 GRANT OF OPTIONS. Except as otherwise limited herein, the Committee may grant Options to eligible persons pursuant to this Section 5.1 and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

	  5.1.1 FORM OF OPTION GRANT. Each Option granted shall be evidenced by an Option Agreement, which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant receiving an Option) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan. The Committee may in its discretion include in any NQSO granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the NQSO is granted.

	  5.1.2 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of such Option.

	  5.1.3     EXERCISE PERIOD.  Options shall be
exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however:
	       (a) no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted;

	       (b) no ISO granted to a person who directly or by attribution owns more than Ten Percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted.

	  5.1.4 EXERCISE PRICE. The Exercise Price shall be determined by the Committee when an Option is granted and may be not less than (i) 100% of the Fair Market Value of the Shares on the date of grant, or (ii) the par value of the Shares; provided, however, that the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of the Plan.

	  5.1.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant receiving an Option pursuant to the Plan), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

	  5.1.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

	  (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than ninety (90) days after the Termination Date, but in any event, no later than the expiration date of the Options.

	  (b) If the Participant is terminated because of death or Disability, then the Participant's Options which are ISO's may be exercised, only to the extent that such Options would have been exercisable by Participant on the Termination Date, and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than one hundred eighty (180) days after the Termination Date, but in any event no later than the expiration date of the Options.

	  5.1.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

	  5.1.8 LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

	  5.1.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted, and provided further, that the Committee may not reduce the Exercise Price of outstanding Options. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code.

	  5.1.10 NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

     5.2  Accelerated Vesting.
	  -------------------
	  5.2.1 Notwithstanding Sections 5.1.3(b), the Committee shall have the authority to accelerate the exercisability of Options granted pursuant to the terms of this Plan, provided however, that the acceleration of exercisability shall be conditioned upon inclusion in the Option agreements with Participants of such provisions and restrictions as are necessary to permit stock issued upon exercise of such Options to continue to qualify for the exception from Section 16(b) of the Securities Act as is provided under Rule 16(b)(3)(a),(b) and (c).

	  5.2.2 Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs or if the Committee determines in its sole discretion that an Acceleration Event has occurred, then all Options shall become fully exercisable as of the date such Change in Control occurred or the Committee determines that an Acceleration Event has occurred, provided however, that the acceleration of exercisability shall be subject to the imposition of such restrictions on transferability of shares of Common Stock subject to such Options, as are necessary to permit stock issued upon exercise of such Options to continue to qualify for the exception from
Section 16(b) of the Securities Act as is provided under Rule 16(b)(3)(a),(b) and (c).

6.   PAYMENT FOR SHARE PURCHASES
     ---------------------------
     6.1  PAYMENT.  Payment for Shares purchased pursuant to the
Plan may be made in cash (by check or equivalent) or, where
expressly approved by the Committee and permitted by law by:

	  (a)   by cancellation of indebtedness of the
		Company to the Participant;

	  (b)   by surrender of shares of the Company's
		Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of Rule 144 of the Securities Act; or were obtained by Participant in the public market; and, (2) are clear of all liens, claims, encumbrances or security interests;

	  (c) by waiver of compensation due or accrued to Participant for services rendered;

	  (d)   provided that a public market for the
		Company's stock exists and subject to the ability of the Participant to sell Shares in compliance with applicable securities laws:

	       (i) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

	       (ii)  through a "margin" commitment from the
	  Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

	  (e)  by any combination of the foregoing.

      Notwithstanding the foregoing, the Exercise Price of an Option held by a director who is not an employee shall be paid either (i) in cash; or (ii) pursuant to subsection (a) of this
Section 6.1, or (iii) by any combination of the foregoing (i) and
(ii).

7.   WITHHOLDING TAXES
     -----------------
     7.1 WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Options granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

8.   PRIVILEGES OF STOCK OWNERSHIP
     -----------------------------
     8.1 VOTING AND DIVIDENDS. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

     8.2 FINANCIAL STATEMENTS. The Company shall provide financial statements to each Participant annually during the period such Participant has Options outstanding, provided, however, that the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

9.   TRANSFERABILITY
     ----------------
     Options granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto. During the lifetime of the Participant, an Option shall be exercisable only by the Participant, and any elections with respect to an Option, may be made only by the Participant.

10.  CERTIFICATES
     --------------
     All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

11.  EXCHANGE AND BUYOUT OF OPTIONS
     ------------------------------
     The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

12.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE
     ----------------------------------------------
     An Option shall not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

13.  NO OBLIGATION TO EMPLOY
     -----------------------
     Nothing in the Plan or any Option granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company, or any Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

14.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE
     ------------------------------------------
     The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of its Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of Shares subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise thereof (and, if relevant, for the same aggregate cash consideration), the same total number and class of shares as such Participant would have received had such Participant exercised such Option in full immediately prior to such event; and (ii) the number and class of shares with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

     After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled to receive upon exercise of such Option (subject to any required action by stockholders of the Company) in, lieu of the number of Shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled to receive upon exercise of such Option in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that: (x) notice of such cancellation shall be given to each holder of an Option, and (y) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

     Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares then subject to outstanding Options.

15.  ADOPTION AND STOCKHOLDER APPROVAL
     ---------------------------------
     The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Company shall submit the Plan for approval by the stockholders of the Company at the next annual meeting of stockholders of the Company to obtain the advantages under NASD, IRS, Securities and Exchange Commission and other regulations that approval of stockholders may bestow, provided however, that Options granted under the Plan shall be conditioned upon stockholder approval of the Plan within one year of adoption by the Board.

16.  TERM OF PLAN
     ------------
     The Plan will terminate ten (10) years from the Effective
Date.

17.  AMENDMENT OR TERMINATION OF PLAN
     -------------------------------
     The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Option Agreement or instrument to be executed pursuant to the Plan; provided, however, that:

     (a) the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder; and

     (b) the terms and conditions of any awards of Options to Directors and the category of persons eligible to be awarded such shares under the Plan shall not be amended more than once every six months, other than to comply with changes in the Code or ERISA, or the rules and regulations thereunder.

18.  NONEXCLUSIVITY OF THE PLAN
     ---------------------------
     Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.  GOVERNING LAW
     --------------
     The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

20.  DEFINITIONS
     ------------
     As used in the Plan, the following terms shall have the following meanings:

     "ACCELERATION EVENT" means but is not limited to, any Change of Control of the Company or other event determined in the discretion of the Committee.

     "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

     "BOARD" means the Board of Directors of the Company.

     "CHANGE IN CONTROL" means the occurrence of any of the following events:

	  (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

	  (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

	  (c) upon the approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation, which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of liquidation or dissolution of the Company;

	  (d) if during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

	  (e) if the Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly exercises a controlling influence over the management or policies of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

     "COMPANY" means Cadiz Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section
22(e)(3) of the Code, as determined by the Committee.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, but in no event shall such price be less than the par value of the Common Stock.

     "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

	  (a) if such Common Stock is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

	  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

	  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over-the-counter market; or

	  (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

     "INSIDER" means an officer or director of the Company or other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     "NONEMPLOYEE DIRECTOR" means an director of the Company defined in Rule 16b-3(b)(i) of the Exchange Act.

     "OPTION" means an option to purchase Shares of Common Stock of the Company pursuant to Section 5.

     "OPTION AGREEMENT" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

     "OUTSIDE DIRECTOR"  means any outside director as defined in
Section 162(m) of the Code and the regulations issued thereunder.

     "PARTICIPANT" means a person who receives an Option under the Plan.

     "PLAN" means this Cadiz Inc., 1996 Stock Option Plan, as amended from time to time.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES" means shares of the Company's Common Stock, $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 14, and any security issued in respect thereto or in replacement therefor.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").


			    CADIZ INC.
100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, as owner of shares of Common Stock of Cadiz Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders' to be held on May 10, 1999, at 9:00 a.m. local time, at the Sheraton Miramar Hotel located at 101 Wilshire Boulevard, Santa Monica, California, and hereby further revokes all previous proxies and appoints Keith Brackpool and/or Stanley E. Speer as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified.

Dwight W. Makins, Keith Brackpool, Anthony L. Coelho, Murray H.
Hutchison, Mitt Parker, Timothy J. Shaheen

  [ ]  AUTHORITY GRANTED to vote   [  ]  AUTHORITY WITHHELD to vote
       for all nominees listed           for all nominees listed above.
       except as indicated to
       the contrary below.

  (Instruction: To vote against any nominee, write that nominee's
		name in the space provided below.)

-------------------------------------------------------------------

(2) To consider and vote upon a proposal to increase the number of shares subject to the Company's 1996 Stock Option Plan as described in Proposal 2.

	  [ ]  FOR          [ ]    AGAINST             [ ]  ABSTAIN

(3) Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal year 1999; and

	  [ ]  FOR          [ ]    AGAINST             [ ]  ABSTAIN

		(Continued on the reverse side)

		(Continued from other side)

(4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

			    Dated:____________________,  1999

-------------------------------------------------------------------
(Sign exactly as your name appears on your share certificate.)

     When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.